UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38128	47-2568632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Sawyer Road, Suite 110, Waltham, MA 02453

(Address of principal executive offices)

(781) 652-4500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CKPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2023, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of certain of its existing warrants to purchase up to an aggregate of 6,325,354 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), issued to the Holder on December 16, 2022 and having an exercise price of $4.075 per share (the “December Warrants”), and issued to the Holder on February 22, 2023 and having an exercise price of $5.00 per share (the “February Warrants” and together with the December Warrants, the “Existing Warrants”).

The shares of Common Stock issuable upon exercise of the Existing Warrants are registered pursuant to effective registration statements on Form S-3 (File No. 333-251005) and Form S-3 (File No. 333-270474), respectively.

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 6,325,354 shares of Common Stock at a reduced exercise price of $1.76 per share in consideration of the Company’s agreement to issue new unregistered Series A Warrants (the “Series A Warrants”) to purchase up to 6,325,354 shares of Common Stock and new unregistered Series B Warrants (the “Series B Warrants”) to purchase up to 6,325,354 shares of Common Stock (collectively, the “New Warrant Shares”). The Series A Warrants will have an exercise price of $1.51 per share, will be exercisable immediately upon issuance and have a term equal to five years from the date of issuance. The Series B Warrants will have an exercise price of $1.51 per share, will be exercisable immediately upon issuance and have a term of equal to 24 months from the date of issuance.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the New Warrant Shares issuable upon the exercise of the Series A Warrants and Series B Warrants (the “Resale Registration Statement”), as soon as practicable after the closing date. Pursuant to the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the U.S. Securities and Exchange Commission (in each case, subject to certain exceptions) until 90 days after the closing date. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the closing date (subject to an exception).

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $11.13 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering is expected to occur on or about October 4, 2023, subject to satisfaction of customary closing conditions.

On September 29, 2023, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the above-mentioned transaction. The Company will pay Wainwright (i) an aggregate cash fee equal to 7.0% of the gross proceeds of the exercise of the Existing Warrants and (ii) a management fee equal to 1.0% of the aggregate gross proceeds of the exercise of the Existing Warrants. The Company also agreed to pay Wainwright $75,000 for non-accountable and $15,950 for clearing fees. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to 379,521 shares of Common Stock, equal to 6.0% of the aggregate number of Existing Warrants exercised in the offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the closing of the offering and an exercise price of $2.20 per share of Common Stock (equal to 125% of the exercise price per Existing Warrant).

The foregoing summaries of the Inducement Letter, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the issuance of the Series A Warrants, Series B Warrants, and Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Series A Warrants, Series B Warrants, and Placement Agent Warrants and the shares of Common Stock issuable upon exercise of such warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01.	Other Events.

On October 2, 2023, the Company issued a press release announcing the pricing of the offering described above in Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series A/B Common Stock Purchase Warrant

4.2	Form of Placement Agent Warrant

10.1	Form of Inducement Letter Agreement, dated as of October 2, 2023, by and between Checkpoint Therapeutics, Inc. and the Holder

99.1	Press Release of Checkpoint Therapeutics, Inc., dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC.

Date: October 3, 2023	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer